Contact:       Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

NI Reports Record Quarterly Revenue of $314 Million
Company Continued to Drive Significant Operating Leverage

Q3 2014 Highlights
•	Quarterly revenue of $314 million, up 8 percent year-over-year
•	Record Q3 revenue for CompactRIO, PXI, and data acquisition products
•	GAAP operating income up 67 percent year-over-year
•	Non-GAAP operating income up 38 percent year-over-year
•	Fully diluted GAAP EPS of $0.31 and fully diluted non-GAAP EPS of $0.37
•	EBITDA of $51 million or $0.40 per share
•	Cash and cash equivalents of $448 million, up $46 million from Q2 2014

AUSTIN, Texas – Oct. 30, 2014 – NI (Nasdaq: NATI) today announced Q3 revenue of $314 million, up 8 percent year-over-year. The company’s orders under $20,000 grew 3 percent year-over-year; orders between $20,000 and $100,000 increased 9 percent year-over-year; and orders above $100,000 increased 10 percent year-over-year. In Q3 2014, NI recognized $17 million in revenue from its largest customer, compared with $4 million recognized in Q3 2013. Year-to-date, through Oct. 30, the company has received $56 million in orders from this customer, compared to $35 million at this point last year.

GAAP net income for Q3 was $40 million, with fully diluted earnings per share (EPS) of $0.31, and non-GAAP net income was $47 million, with non-GAAP fully diluted EPS of $0.37. As discussed in the NI earnings call on July 29, 2014, the company recognized a tax benefit of $14 million in Q3 related to a settlement with the Internal Revenue Service of the examination of our U.S. income tax returns for 2010 and 2011. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $51 million, or $0.40 per share in the third quarter.

In Q3, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent, up 40 basis points from Q3 2013. Total GAAP operating expenses were $198 million, up 3 percent year-over-year. Total non-GAAP operating expenses were $192 million, up 4 percent year-over-year.

GAAP operating margin was 11 percent in Q3, with GAAP operating income of $34 million, up 67 percent year-over-year. Non-GAAP operating margin was 14 percent in Q3, with non-GAAP operating income of $45 million, up 38 percent year-over-year.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

“I am pleased with the record revenue delivered in the third quarter and the significant progress made toward improving our operating margin,” said Dr. James Truchard, NI president, CEO and cofounder. “I remain optimistic about our long-term position in the industry, with new products released in Q3 adding capability to our platform to further differentiate our approach in automated test and address new opportunities in areas such as the Industrial Internet of Things.”

Geographic revenue in U.S. dollar terms for Q3 2014 compared with Q3 2013 was up 2 percent in the Americas, up 8 percent in Europe, up 34 percent in East Asia and down 14 percent in Emerging Markets. In local currency terms, revenue was up 5 percent in Europe, up 33 percent in East Asia and down 12 percent in Emerging Markets.

As of Sept. 30, NI had $448 million in cash and short-term investments, up $46 million from Q2 2014. The company paid $19 million in dividends in the third quarter. The NI Board of Directors also approved a quarterly dividend of $0.15 per share on the company’s common stock payable on Dec. 8, 2014 to stockholders of record on Nov. 17, 2014.

Guidance for Q4 2014

“I am pleased with the operating leverage we have delivered so far this year and we expect to continue to deliver year-over-year revenue growth and operating leverage in Q4,” said Alex Davern, NI COO and CFO. “Looking forward we are working hard to take advantage of our opportunity and remain committed to driving organic growth.”

Gross margins are expected to be up sequentially in Q4. NI currently expects revenue for Q4 2014 to be between $312 million and $342 million, up 9 percent year-over-year at the midpoint. NI expects fully diluted EPS to be in the range of $0.23 to $0.35 for Q4, with non-GAAP fully diluted EPS expected to be in the range of $0.29 to $0.41.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending Sept. 30, 2014 and 2013, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related adjustments, acquisition-related transaction costs and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses the company’s EBITDA and EBITDA diluted EPS for the three- and nine-month periods ending Sept. 30, 2014 and 2013. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q3 2014 conference call today, Oct. 30, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code #10295526, shortly after the call through Nov. 1 at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. You may also view certain presentation materials that we may refer to on the conference call at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding driving significant operating leverage, being optimistic about our long-term position in the industry, our new products released in Q3 adding capability to our platform to address new opportunities, expecting to continue to deliver YOY revenue growth and operating leverage in Q4, working hard to take advantage of our opportunity and remain committed to driving organic growth, gross margins expected to be up sequentially in Q4 and NI’s Q4 guidance for revenue and GAAP and non-GAAP EPS. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in customer demand for NI products including orders from NI’s largest customer, fluctuations in average order size and customer mix, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, and the impact of any acquisitions by NI. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the fiscal year ended Dec. 31, 2013, and its Form 10-Q for the quarter ended June 30, 2014, and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI

Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

CompactRIO, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$259,455	$230,263
Short-term investments	188,299	163,149
Accounts receivable, net	187,726	180,680
Inventories, net	170,862	172,109
Prepaid expenses and other current assets	71,735	49,001
Deferred income taxes, net	28,425	33,393
Total current assets	906,502	828,595

Property and equipment, net	261,622	260,568
Goodwill	145,026	146,520
Intangible assets, net	83,151	82,310
Other long-term assets	24,592	25,558
Total assets	$1,420,893	$1,343,551

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$61,893	$56,614
Accrued compensation	37,638	25,189
Deferred revenue - current	101,407	96,117
Accrued expenses and other liabilities	13,728	17,627
Other taxes payable	34,822	29,808
Total current liabilities	249,488	225,355

Deferred income taxes	41,885	44,620
Liability for uncertain tax positions	10,412	23,572
Deferred revenue - long-term	24,808	21,389
Other long-term liabilities	7,012	5,531
Total liabilities	333,605	320,467

Stockholders' equity:
Preferred stock	-	-
Common stock	1,276	1,257
Additional paid-in capital	649,794	604,330
Retained earnings	440,785	414,947
Accumulated other comprehensive (loss) income	(4,567)	2,550
Total stockholders' equity	1,087,288	1,023,084
Total liabilities and stockholders' equity	$1,420,893	$1,343,551

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net sales:
Product	$287,336	$269,582	$837,824	$810,663
Software maintenance	26,365	19,556	73,262	61,089
Total net sales	313,701	289,138	911,086	871,752

Cost of sales:
Product	79,266	73,541	229,529	224,954
Software maintenance	1,683	1,665	4,443	4,307
Total cost of sales	80,949	75,206	233,972	229,261

Gross profit	232,752	213,932	677,114	642,491

Operating expenses:
Sales and marketing	116,736	111,253	348,026	337,884
Research and development	58,972	60,791	170,082	180,520
General and administrative	22,741	21,363	68,854	66,363
Acquisition related adjustment	-	-	-	(1,316)
Total operating expenses	198,449	193,407	586,962	583,451

Operating income	34,303	20,525	90,152	59,040

Other income (expense):
Interest income	362	133	793	495
Net foreign exchange (loss) gain	(452)	456	(1,005)	(2,057)
Other (loss) income, net	(70)	304	283	728

Income before income taxes	34,143	21,418	90,223	58,206

(Benefit from) Provision for income taxes	(5,559)	5,654	7,275	9,421

Net income	$39,702	$15,764	$82,948	$48,785

Basic earnings per share	$0.31	$0.13	$0.65	$0.39
Diluted earnings per share	$0.31	$0.13	$0.65	$0.39

Weighted average shares outstanding -
basic	127,478	125,032	126,785	124,244
diluted	127,903	125,608	127,529	125,221

Dividends declared per share	$0.15	$0.14	$0.45	$ 0.42

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)
	Nine Months Ended September 30,
	2014	2013
Cash flow from operating activities:
Net income	$82,948	$48,785
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	51,011	50,897
Stock-based compensation	19,531	21,996
Tax expense/(benefit) expense from deferred income taxes	2,222	(1,272)
Tax benefit from stock option plans	(1,189)	(2,185)
Changes in operating assets and liabilities:
Accounts receivable	(7,046)	4,789
Inventories	1,247	(8,358)
Prepaid expenses and other assets	(24,887)	(18,320)
Accounts payable	5,279	(10,636)
Deferred revenue	8,709	6,192
Taxes and other liabilities	2,891	2,834
Net cash provided by operating activities	140,716	94,722

Cash flow from investing activities:
Capital expenditures	(30,645)	(40,795)
Capitalization of internally developed software	(22,055)	(10,566)
Additions to other intangibles	(2,238)	(4,146)
Purchases of short-term investments	(107,664)	(16,039)
Sales and maturities of short-term investments	82,514	35,299
Net cash used by investing activities	(80,088)	(36,247)

Cash flow from financing activities:
Proceeds from issuance of common stock	24,483	28,809
AWR earnout payment	-	(9,016)
Dividends paid	(57,108)	(52,241)
Tax benefit from stock option plans	1,189	2,185
Net cash used by financing activities	(31,436)	(30,263)

Net change in cash and cash equivalents	29,192	28,212
Cash and cash equivalents at beginning of period	230,263	161,996
Cash and cash equivalents at end of period	$259,455	$190,208

National Instruments
Detail of GAAP charges related to revenue, stock-based compensation, amortization of acquisition intangibles, and acquisition transaction costs and restructuring charges
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2014	2013	2014	2013
Stock-based compensation
Cost of sales	$465	$390	$1,264	$1,219
Sales and marketing	2,756	2,908	8,334	8,907
Research and development	2,497	3,803	7,221	9,136
General and administrative	877	889	2,657	2,734
Provision for income taxes	(2,284)	(2,894)	(5,917)	(6,585)
Total	$4,311	$5,096	$13,559	$15,411

Amortization of acquisition intangibles
Cost of sales	$2,662	$2,672	$7,991	$8,045
Sales and marketing	433	490	1,351	1,506
Research and development	392	396	1,198	1,638
Other income, net	170	185	507	566
Provision for income taxes	(1,207)	(1,232)	(3,647)	(3,850)
Total	$2,450	$2,511	$7,400	$7,905

Acquisition transaction costs and restructuring charges
Cost of sales	$547	$4	$547	$7
Sales and marketing	(24)	146	152	406
Research and development	(42)	281	264	691
General and administrative	38	71	145	246
Acquisition related adjustment	-	-	-	(1,316)
Provision for income taxes	(182)	(153)	(388)	(412)
Total	$337	$349	$720	$(378)

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$232,752	$213,932	$677,114	$642,491
Stock-based compensation	465	390	1,264	1,219
Amortization of acquisition intangibles	2,662	2,672	7,991	8,045
Acquisition transaction costs and restructuring charges	547	4	547	7
Non-GAAP gross profit	$236,426	$216,998	$686,916	$651,762
Non-GAAP gross margin	75%	75%	75%	75%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$198,449	$193,407	$586,962	$583,451
Stock-based compensation	(6,130)	(7,600)	(18,212)	(20,777)
Amortization of acquisition intangibles	(825)	(886)	(2,549)	(3,144)
Acquisition related adjustment	-	-	-	1,316
Acquisition transaction costs and restructuring charges	28	(498)	(561)	(1,343)
Non-GAAP operating expenses	$191,522	$184,423	$565,640	$559,503

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$34,303	$20,525	$90,152	$59,040
Stock-based compensation	6,595	7,990	19,476	21,996
Amortization of acquisition intangibles	3,487	3,558	10,540	11,189
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges	519	502	1,108	1,350
Non-GAAP operating income	$44,904	$32,575	$121,276	$92,259
Non-GAAP operating margin	14%	11%	13%	11%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$34,143	$21,418	$90,223	$58,206
Stock-based compensation	6,595	7,990	19,476	21,996
Amortization of acquisition intangibles	3,657	3,743	11,047	11,755
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges	519	502	1,108	1,350
Non-GAAP income before income taxes	$44,914	$33,653	$121,854	$91,991

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$(5,559)	$5,654	$7,275	$9,421
Stock-based compensation	2,284	2,894	5,917	6,585
Amortization of acquisition intangibles	1,207	1,232	3,647	3,850
Acquisition transaction costs and restructuring charges	182	153	388	412
Non-GAAP provision for income taxes	$(1,886)	$9,933	$17,227	$20,268

National Instruments
Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income, as reported	$39,702	$15,764	$82,948	$48,785
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,311	5,096	13,559	15,411
Amortization of acquisition intangibles, net of tax effect	2,450	2,511	7,400	7,905
Acquisition related adjustment	-	-	-	(1,316)
Acquisition transaction costs and restructuring charges, net of tax effect	337	349	720	938
Non-GAAP net income	$46,800	$23,720	$104,627	$71,723

Basic EPS, as reported	$0.31	$0.13	$0.65	$0.39
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.11	0.13
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.06
Acquisition related adjustment	-	-	-	(0.01)
Impact of acquisition transaction costs and restructuring charges, net of tax effect	-	-	0.01	0.01
Non-GAAP basic EPS	$0.37	$0.19	$0.83	$0.58

Diluted EPS, as reported	$0.31	$0.13	$0.65	$0.39
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.04	0.04	0.11	0.12
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.06	0.06
Acquisition related adjustment	-	-	-	(0.01)
Impact of acquisition transaction costs and restructuring charges, net of tax effect	-	-	-	0.01
Non-GAAP diluted EPS	$0.37	$0.19	$0.82	$0.57

Weighted average shares outstanding -
Basic	127,478	125,032	126,785	124,244
Diluted	127,903	125,608	127,529	125,221

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income, as reported	$39,702	$15,764	$82,948	$48,785
Adjustments to reconcile net income to EBITDA:
Interest income	(362)	(133)	(793)	(495)
Tax expense	(5,559)	5,654	7,275	9,421
Depreciation and amortization	17,654	17,342	51,011	50,897
EBITDA	$51,435	$38,627	$140,441	$108,608

Diluted EPS, as reported	$0.31	$0.13	$0.65	$0.39
Adjustment to reconcile diluted EPS to EBITDA
Interest income	(0.01)	-	(0.01)	-
Tax expense	(0.04)	0.04	0.06	0.07
Depreciation and amortization	0.14	0.14	0.40	0.41
EBITDA diluted EPS	$0.40	$0.31	$1.10	$0.87

Weighted average shares outstanding - Diluted	127,903	125,608	127,529	125,221

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three months ended
	December 31, 2014

	Low	High
GAAP Fully Diluted EPS, guidance	$0.23	$0.35
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02

Non-GAAP diluted EPS, guidance	$0.29	$0.41